EXHIBIT 99.1

 CORRECTING and REPLACING Charles River Laboratories Announces Strong
              Fourth-Quarter and Full-Year 2004 Results

    WILMINGTON, Mass.--(BUSINESS WIRE)--Feb. 14, 2005--In BW6332 issued Feb. 14, 2005: In the Condensed Consolidated Statements of
Income (Unaudited) Table, the "diluted" line under the "Earnings per common share section", is corrected to read:


                          Three Months Ended    Twelve Months Ended
                         ---------------------- ----------------------
                          Dec. 25,    Dec. 27,   Dec. 25,   Dec. 27,
                            2004        2003       2004       2003
Earnings per common share
  Diluted                   $0.32      $0.42      $1.68      $1.64


    The corrected release reads as follows:

    CHARLES RIVER LABORATORIES ANNOUNCES STRONG FOURTH-QUARTER AND FULL-YEAR 2004 RESULTS


            - Sales Increase 25% to $767 million for 2004 -

             - GAAP Earnings Per Share of $1.68 for 2004 -

     - Non-GAAP Earnings Per Share Rise 19.3% to $1.98 for 2004 -

     - Strong Demand for Outsourced Services Continuing in 2005 -

    Charles River Laboratories International, Inc. (NYSE:CRL) today reported fourth-quarter and full-year 2004 financial results, which include Inveresk Research Group (Inveresk) from the close of the merger on October 20, 2004. Net sales for the fourth quarter of 2004 were $238.1 million, a 52.6% increase over the $156.0 million reported in the fourth quarter of 2003. Net income for the fourth quarter of 2004 was $20.1 million, or $0.32 per diluted share, compared to $20.6 million, or $0.42 per diluted share, in the fourth quarter of 2003. On a non-GAAP basis, which excludes amortization of intangibles and other charges related to the merger with Inveresk and other one-time charges, net income for the fourth quarter was $31.2 million compared to $20.6 million in the fourth quarter of 2003, and earning per diluted share were $0.48 per share, a 14.3% increase over the $0.42 earnings per diluted share reported in the fourth quarter of 2003.


       RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

                                                  Three Months Ended
                                                ----------------------
                                                   Dec. 25,   Dec. 27,
                                                     2004       2003

Net income                                           $20.1      $20.6
Add back:
Amortization related to merger                        12.1          -
Stock-based compensation related to merger             2.3          -
Proteomics write-off                                   3.0          -
Minority Interest on Proteomics write-off             (0.3)         -
Deferred financing cost write-off                      0.1          -
Tax effect                                            (6.0)         -
   Rounding                                           (0.1)         -
                                                ----------------------
Net income, excluding specified charges (Non-
 GAAP)                                               $31.2      $20.6
                                                ======================

    For the full year 2004, net sales were $766.9 million, a 25.0% increase over the $613.7 million reported in 2003. Net income was $89.8 million, or $1.68 per diluted share, compared to $80.2 million, or $1.64 per diluted share, in 2003. When adjusting for all Inveresk-related and other one-time items in both years, non-GAAP net income was $106.7 million compared to $81.1 million in 2003, and earnings per diluted share were $1.98 in 2004 compared to $1.66 per diluted share in 2003, an increase of 19.3%.


       RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

                                                 Twelve Months Ended
                                                ----------------------
                                                   Dec. 25,   Dec. 27,
                                                     2004       2003

Net income                                           $89.8      $80.2
Add back:
Deferred tax asset write-off                           7.9          -
Valuation allowance release                           (2.1)         -
Amortization related to merger                        12.1          -
Stock-based compensation related to merger             2.3          -
Proteomics write-off                                   3.0          -
Minority Interest on Proteomics write-off             (0.3)         -
Deferred financing cost write-off                      0.1          -
Impairment charge                                        -        3.7
Litigation settlement                                    -       (2.9)
Severance charges                                        -        0.9
Tax effect                                            (6.0)      (0.6)
Rounding                                              (0.1)      (0.2)
                                                ----------------------
Net income, excluding specified charges (Non-
 GAAP)                                              $106.7      $81.1
                                                ======================

    James C. Foster, Chairman, President and Chief Executive Officer said, "We are extremely pleased with our fourth-quarter and full-year results. Our business delivered a strong performance, benefiting from increased spending by pharmaceutical and biotechnology companies, our efforts to target new opportunities, and our continuing focus on operational efficiency."
    "The robust demand for our essential products and services is continuing, and therefore, we are very optimistic about our prospects for 2005. Our merger with Inveresk has positioned us to support our customers more fully than ever before, and across more segments of the discovery and development pipeline. It has given us a platform to become a global partner, and we are developing appropriate sales and marketing strategies which we believe will enable us to promote those relationships. We are pleased with the progress we have made to date in integrating the two companies, and are moving forward aggressively to establish a single brand identity that signifies global recognition of the values that Charles River embodies: scientific expertise, outstanding customer service, and a commitment to advancing biomedical research."

    Business Segments Results

    As a result of the merger with Inveresk, the Company is now reporting three business segments: Research Models and Services (RMS), Preclinical Services (formerly Development & Safety Testing), and a new segment, Clinical Services. In addition, In Vitro Detection Systems, a business formerly reported in the Preclinical segment, is now reported in RMS. For the purpose of comparability, historical results have been restated to reflect this change.

    Research Models and Services

    Fourth-quarter 2004 net sales for the Research Models and Services
(RMS) segment of the business were $119.0 million compared to $107.0 million last year, an increase of 11.2%. The double-digit growth reflected increased customer demand, higher prices, and favorable foreign currency translation. The gross margin was 41.0%, compared to 41.1% in the fourth quarter of last year, and the operating margin was unchanged at 29.2%.
   For the full year, RMS net sales were $476.7 million, an increase of 11.3% over the $428.2 million reported in 2003. Increased capacity utilization resulted in a gross margin improvement to 43.4% compared to 42.6% in 2003. The full-year operating margin was 32.0% compared to 31.9% for the prior year, but when excluding the benefit of a litigation settlement recorded in 2003, the non-GAAP operating margin for 2004 represented an 80-basis-point improvement from 2003 results.

    Preclinical Services

    Net sales for the Preclinical Services (formerly Development & Safety Testing) segment rose 93.3% in the fourth quarter, to $94.8 million from $49.0 million in the same period last year. The increase was due primarily to the merger with Inveresk, however, demand for outsourced development services, particularly general and specialty toxicology, continued to be robust. The segment's gross margin increased to 33.1% from 31.8% in the fourth quarter of 2003. The operating margin was 5.1% compared to 16.2% in the fourth quarter of 2003. On a non-GAAP basis, operating income rose to $17.4 million from $7.9 million in the fourth quarter of last year. The resulting operating margin increased to 18.3% from 16.2% last year, reflecting higher sales and operating efficiencies.

    Preclinical Services net sales for 2004 were $266.0 million, a 43.3% increase over the $185.5 million reported for 2003. As a result of higher sales and increased capacity utilization, the gross margin rose to 32.4% from 27.7% in the prior year. The operating margin was 12.6% compared to 9.4% in 2003, but when excluding amortization and other charges related to the Inveresk merger and other one-time charges in both years, the operating margin was 17.4% compared to 11.9% in 2003.

    Clinical Services

    Net sales for the Clinical Services segment for the fourth quarter and full year were $24.3 million. The gross margin was 22.8% and the operating margin was 3.0%. When excluding amortization related to the Inveresk merger, the operating margin was 13.3%.

    Backlog

    The backlog for Preclinical and Clinical Services at December 25, 2004, was approximately $425.0 million. The Company does not report backlog for the RMS business segment because turnaround time from placement to completion of orders, both for products and services, is rapid. Therefore, the Company does not consider backlog a useful predictor of future performance for the RMS segment.

    2005 Outlook

    The following forward-looking guidance is based on current foreign exchange rates and excludes expensing of stock options in accordance with Statement of Financial Accounting Standards No. 123 (revised
2004), "Share-Based Payment."
    For 2005, the Company reaffirms its expectations of revenue growth in a range of 48% to 52%, which reflects the merger with Inveresk as well as continued strength in the market for outsourced drug discovery and development services. As a result of strong sales growth, efficiency improvements and operating synergies, and a lower tax rate, GAAP earnings per diluted share are expected to be in a range of $1.70 to $1.80. This guidance is higher than the Company's previous GAAP guidance, due to a reduction in amortization expense for 2005. Non-GAAP earnings, which exclude amortization of intangible assets of $53.1 million and other merger-related charges of $7.8 million, are expected to be in a range of $2.30 to $2.40 per diluted share, as the Company previously stated.
    For the first quarter of 2005, the Company expects net sales to increase between 57% and 60% due to the merger with Inveresk and continued strong demand for the Company's products and services. Based on the anticipated higher net sales and cost synergies, earnings per diluted share are expected to be in a range of $0.39 to $0.41. Non-GAAP earnings per diluted share, which exclude amortization of intangible assets of $13.3 million and other merger-related charges of $2.7 million, are expected to be in a range of $0.54 to $0.56.

    Webcast

    Charles River Laboratories has scheduled a live webcast on Tuesday, February 15, at 8:30 a.m. ET to discuss matters relating to this press release. To participate, please go to ir.criver.com and select the webcast link. The webcast will be available until 5:00 p.m. ET on February 22, 2005.

    Use of Non-GAAP Financial Measures

    This press release contains non-GAAP financial measures which exclude, among other items, amortization of intangible assets and other charges related to the Inveresk merger. We exclude these items from the non-GAAP financial measures because they are outside our normal operations. We believe that the inclusion of non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our core operating results and future prospects, and is consistent with how management measures and forecasts the Company's performance, especially when comparing such results to prior periods or forecasts. Non-GAAP results also allow investors to compare the Company's operations against the financial results of other companies in the industry who similarly provide non-GAAP results. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in the text of, and the accompanying exhibits to, this press release, and can also be found on the Company's website at ir.criver.com.

    Caution Concerning Forward-Looking Statements. This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "anticipate," "believe," "expect," "estimate," "plan," "outlook," and "project" and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements are based on Charles River's current expectations and beliefs, and involve a number of risks and uncertainties that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: challenges arising from the merger with Inveresk Research Group; a decrease in research and development spending or a decrease in the level of outsourced services; acquisition integration risks; special interest groups; contaminations; industry trends; new displacement technologies; USDA and FDA regulations; changes in law; continued availability of products and supplies; loss of key personnel; interest rate and foreign currency exchange rate fluctuations; changes in tax regulation and laws; changes in generally accepted accounting principles; and any changes in business, political, or economic conditions due to the threat of future terrorist activity in the U.S. and other parts of the world, and related U.S. military action overseas. A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in Charles River's Registration Statement on Form S-4 as filed on September 16, 2004, with the Securities and Exchange Commission. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Charles River, and Charles River assumes no obligation and expressly disclaims any duty to update information contained in this news release except as required by law.

    About Charles River Laboratories

    Charles River Laboratories, based in Wilmington, Massachusetts, is a global provider of solutions that advance the drug discovery and development process. Our leading-edge products and services are designed to enable our clients to bring drugs to market faster and more efficiently. Backed by our rigorous, best-in-class procedures and our proven data collection, analysis and reporting capabilities, our products and services are organized into three categories spanning every step of the drug development pipeline: Research Models and Services, Preclinical Services, and Clinical Services. Charles River's customer base includes all of the major pharmaceutical companies, biotechnology companies, government agencies and many leading hospitals and academic institutions. Charles River's 8,000 employees serve clients in more than 50 countries. For more information on Charles River, visit our website at www.criver.com.


            CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
       CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
          (dollars in thousands, except for per share data)

                            Three Months Ended   Twelve Months Ended
                          --------------------------------------------
                           Dec. 25,   Dec. 27,   Dec. 25,   Dec. 27,
                              2004       2003       2004       2003
Total net sales             $238,061   $156,040   $766,917   $613,723
Cost of products sold and
 services provided           152,341     96,434    468,351    380,058
                          --------------------------------------------
Gross margin                  85,720     59,606    298,566    233,665
Selling, general and
 administrative               39,287     22,998    121,448     89,489
Other operating expenses,
 net                               -          -          -        747
Amortization of
 intangibles                  13,204      1,165     16,795      4,876
                          --------------------------------------------
Operating income              33,229     35,443    160,323    138,553
Interest income (expense)     (4,572)    (1,685)    (8,521)    (6,706)
Other, net                       679        340        723        783
                          --------------------------------------------
Income before income taxes
 and minority interests       29,336     34,098    152,525    132,630
Provision for income taxes     9,171     13,128     61,156     51,063
                          --------------------------------------------
Income before minority
 interests                    20,165     20,970     91,369     81,567
Minority interests               (88)      (325)    (1,577)    (1,416)
                          --------------------------------------------
Net income                   $20,077    $20,645    $89,792    $80,151
                          ============================================

Earnings per common share
  Basic                        $0.33      $0.45      $1.81      $1.76
  Diluted                      $0.32      $0.42      $1.68      $1.64
Weighted average number of
 common shares outstanding
  Basic                   60,341,786 45,694,910 49,601,021 45,448,368
  Diluted                 67,035,677 51,453,537 56,045,848 51,314,805


            CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
          CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                        (dollars in thousands)

                                                Dec. 25,     Dec. 27,
                                                  2004         2003
Assets
Current assets
   Cash and cash equivalents                     $207,566    $182,331
Marketable securities                                 234      13,156
   Trade receivables, net                         201,794     111,514
   Inventories                                     61,914      52,370
   Other current assets                            38,725      11,517
                                               -----------  ----------
      Total current assets                        510,233     370,888
Property, plant and equipment, net                357,149     203,458
Goodwill, net                                   1,385,130     105,308
Other intangibles, net                            256,294      30,415
Deferred tax asset                                 50,412      61,603
Other assets                                       30,087      27,882
                                               -----------  ----------
      Total assets                             $2,589,305    $799,554
                                               ===========  ==========

Liabilities and Shareholders' Equity
Current liabilities
Current portion of long-term debt                 $80,456        $253
   Accounts payable                                28,672      19,433
   Accrued compensation                            46,037      27,251
Deferred income                                   117,490      30,846
   Other current liabilities                       78,296      36,568
                                               -----------  ----------
      Total current liabilities                   350,951     114,351
Long-term debt                                    605,388     185,600
Other long-term liabilities                       147,088      24,804
                                               -----------  ----------
      Total liabilities                         1,103,427     324,755
                                               -----------  ----------
Minority interests                                  9,792      10,176
Total shareholders' equity                      1,476,086     464,623
                                               -----------  ----------
Total liabilities and shareholders' equity     $2,589,305    $799,554
                                               ===========  ==========


            CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
           SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED)
                        (dollars in thousands)

                               Three Months Ended  Twelve Months Ended
                               ------------------- -------------------
                               Dec. 25,   Dec. 27,  Dec. 25,  Dec. 27,
                                  2004      2003      2004      2003
Research Models and Services
  Net sales                     $119,017 $107,009  $476,668  $428,176
  Gross margin                    48,852   44,019   206,797   182,318
  Gross margin as a % of net
   sales                            41.0%    41.1%     43.4%     42.6%
  Operating income                34,721   31,300   152,556   136,518
  Operating income as a % of
   net sales                        29.2%    29.2%     32.0%     31.9%
  Depreciation and amortization    4,760    5,049    17,872    16,974
  Capital expenditures            11,194    9,797    26,559    23,776

Preclinical Services
  Net sales                      $94,772  $49,031  $265,977  $185,547
  Gross margin                    31,329   15,587    86,230    51,347
  Gross margin as a % of net
   sales                            33.1%    31.8%     32.4%     27.7%
  Operating income                 4,815    7,919    33,622    17,521
  Operating income as a % of
   net sales                         5.1%    16.2%     12.6%      9.4%
  Depreciation and amortization   14,943    3,233    25,443    12,590
  Capital expenditures            11,747    3,138    18,493     8,928

Clinical Services
  Net sales                      $24,272       $-   $24,272        $-
  Gross margin                     5,539        -     5,539         -
  Gross margin as a % of net
   sales                            22.8%              22.8%
  Operating income                   731        -       731         -
  Operating income as a % of
   net sales                         3.0%               3.0%
  Depreciation and amortization    2,994        -     2,994         -
  Capital expenditures               284        -       284         -


Unallocated Corporate Overhead   $(7,038) $(3,776) $(26,586) $(15,486)


Total
  Net sales                     $238,061 $156,040  $766,917  $613,723
  Gross margin                    85,720   59,606   298,566   233,665
  Gross margin as a % of net
   sales                            36.0%    38.2%     38.9%     38.1%
  Operating income                33,229   35,443   160,323   138,553
  Operating income as a % of
   net sales                        14.0%    22.7%     20.9%     22.6%
  Depreciation and amortization   22,697    8,282    46,309    29,564
  Capital expenditures            23,225   12,935    45,336    32,704


            CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
         RECONCILIATION OF GAAP EARNINGS TO NON-GAAP EARNINGS
          SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED)
                        (dollars in thousands)

                              Three Months Ended   Twelve Months Ended
                             --------------------- -------------------
                              Dec. 25,   Dec. 27,  Dec. 25,  Dec. 27,
                                2004       2003      2004      2003
Research Models and Services
 Net sales                     $119,017  $107,009  $476,668  $428,176
 Operating income                34,721    31,300   152,556   136,518
 Operating income as a % of
  net sales                        29.2%     29.2%     32.0%     31.9%
 Add back:
 Litigation settlement                -         -         -    (2,908)
                             --------------------- -------------------
 Operating income, excluding
  specified charges (Non-
  GAAP)                          34,721    31,300   152,556   133,610
 Non-GAAP operating income as
  a % of net sales                 29.2%     29.2%     32.0%     31.2%

Preclinical Services
 Net sales                      $94,772   $49,031  $265,977  $185,547
 Operating income                 4,815     7,919    33,622    17,521
 Operating income as a % of
  net sales                         5.1%     16.2%     12.6%      9.4%
 Add back:
 Amortization related to
  merger                          9,610         -     9,610         -
 Proteomics write-off             2,956         -     2,956         -
 Impairment charge                    -         -         -     3,655
 Severance charges                    -         -         -       871
                             --------------------- -------------------
 Operating income, excluding
  specified charges (Non-
  GAAP)                          17,381     7,919    46,188    22,047
 Non-GAAP operating income as
  a % of net sales                 18.3%     16.2%     17.4%     11.9%

Clinical Services
 Net sales                      $24,272        $-   $24,272        $-
 Operating income                   731         -       731         -
 Operating income as a % of
  net sales                         3.0%                3.0%
 Add back:
 Amortization related to
  merger                          2,493         -     2,493         -
                             --------------------- -------------------
 Operating income, excluding
  specified charges (Non-
  GAAP)                           3,224         -     3,224         -
 Non-GAAP operating income as
  a % of net sales                 13.3%               13.3%


Unallocated Corporate
 Overhead                       $(7,038)  $(3,776) $(26,586) $(15,486)
 Add back:
 Stock-based compensation
  related to merger               2,303         -     2,303         -
                             --------------------- -------------------
 Unallocated corporate
  overhead, excluding
  specified charges (Non-
  GAAP)                          (4,735)   (3,776)  (24,283)  (15,486)


Total
 Net sales                     $238,061  $156,040  $766,917  $613,723
 Operating income                33,229    35,443   160,323   138,553
 Operating income as a % of
  net sales                        14.0%     22.7%     20.9%     22.6%
 Add back:
 Amortization related to
  merger                         12,103         -    12,103         -
 Stock-based compensation
  related to merger               2,303         -     2,303         -
 Proteomics write-off             2,956         -     2,956         -
 Impairment charge                    -         -         -     3,655
 Litigation settlement                -         -         -    (2,908)
 Severance charges                    -         -         -       871
                             --------------------- -------------------
 Operating income, excluding
  specified charges (Non-
  GAAP)                          50,591    35,443   177,685   140,171
 Non-GAAP operating income as
  a % of net sales                 21.3%     22.7%     23.2%     22.8%


 Charles River management believes that non-GAAP financial results provide useful information to investors in being able to assess the Company's ongoing operations without the effect of one-time charges. Such information provides investors with the ability to assess the Company's operating performance. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations.


            CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
         RECONCILIATION OF GAAP EARNINGS TO NON-GAAP EARNINGS
          (dollars in thousands, except for per share data)


                           Three Months Ended    Twelve Months Ended
                         ---------------------- ----------------------
                          Dec. 25,    Dec. 27,   Dec. 25,   Dec. 27,
                            2004        2003       2004       2003

Net income                  $20,077    $20,645     $89,792    $80,151
Add back:
Deferred tax asset write-
 off                              -          -       7,900          -
Valuation allowance
 release                          -          -      (2,111)         -
Amortization related to
 merger                      12,103          -      12,103          -
Stock-based compensation
 related to merger            2,303          -       2,303          -
Proteomics write-off          2,956          -       2,956          -
Minority Interest on
 Proteomics write-off          (345)         -        (345)         -
Deferred financing cost
 write-off                      105          -         105          -
Impairment charge                 -          -           -      3,655
Litigation settlement             -          -           -     (2,908)
Severance charges                 -          -           -        871
Tax effect                   (6,001)         -      (6,001)      (622)
                         ---------------------- ----------------------
Net income, excluding
 specified charges (Non-
 GAAP)                      $31,198    $20,645    $106,702    $81,147
                         ====================== ======================

Calculation of earnings
 per common share,
 excluding
specified charges (Non-
 GAAP):
Net income for purposes of
 calculating earnings per share,
 excluding specified
  charges (Non-GAAP)        $31,198    $20,645    $106,702    $81,147
After tax equivalent
 interest expense on 3.5%
 senior
convertible debentures        1,090        995       4,125      3,982
                         ---------------------- ----------------------
Income for purposes of
 calculating diluted
 earnings
per share, excluding
 specified charges (Non-
 GAAP)                      $32,288    $21,640    $110,827    $85,129
                         ====================== ======================

Weighted average shares
 outstanding - Basic     60,341,786 45,694,910  49,601,021 45,448,368
Effect of dilutive
 securities:
3.5% senior convertible
 debentures               4,759,455  4,759,455   4,759,455  4,759,455
Stock options and
 contingently issued
 restricted stock         1,593,121    676,673   1,346,665    726,291
Warrants                    341,315    322,499     338,707    380,691
                         ---------------------- ----------------------
Weighted average shares
 outstanding - Diluted   67,035,677 51,453,537  56,045,848 51,314,805
                         ====================== ======================

Basic earnings per share      $0.33      $0.45       $1.81      $1.76
Diluted earnings per
 share                        $0.32      $0.42       $1.68      $1.64

Basic earnings per share,
 excluding specified
 charges
(Non-GAAP)                    $0.52      $0.45       $2.15      $1.79
Diluted earnings per
 share, excluding
 specified charges
(Non-GAAP)                    $0.48      $0.42       $1.98      $1.66


Charles River management believes that non-GAAP financial results provide useful information to investors in being able to assess the Company's ongoing operations without the effect of one-time charges. Such information provides investors with the ability to assess the Company's operating performance. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations.


    CONTACT: Charles River Laboratories
             Susan E. Hardy, 978-658-6000 Ext. 1616
             Director, Investor Relations